EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

(In thousands of dollars, except per share data)

In September 2018, Citizens & Northern Corporation (C&N), along with Monument Bancorp, Inc. (Monument) announced the signing of an Agreement and Plan of Merger. In April 2019, the Corporation and Monument announced the completion of the merger as of April 1, 2019. Monument was the parent company of Monument Bank, a commercial bank which operated two community bank offices and one loan production office in Bucks County, Pennsylvania. Under the terms of the Agreement and Plan of Merger, Monument merged into C&N, and Monument Bank merged into C&N’s wholly-owned subsidiary, Citizens & Northern Bank.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of C&N and Monument as of March 31, 2019 and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of C&N and Monument and gives effect to the merger as if it had been completed as of January 1, 2018 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed consolidated financial information. Certain reclassifications have been made to Monument historical financial information to conform to C&N’s presentation of financial information.

The actual value of C&N’s common stock recorded as consideration in the merger is based on the average of the high and low trading price of C&N’s common stock on April 1, 2019, which is the merger completion date. For purposes of the pro forma financial information, the fair value of C&N’s common stock issued in connection with the merger was $25.89 per share.

The pro forma financial information includes estimated adjustments, including adjustments to record Monument’s assets and liabilities at their respective fair values, and represents C&N’s pro forma estimates based on available fair value information as of the date of the merger agreement, updated in some cases as noted, if more recent information has been determined to support estimated adjustments in the pro forma financial information.

The pro forma adjustments are subject to change as additional information becomes available. The final allocation of the purchase price will be determined after a more thorough analysis has been completed to determine the fair value of Monument’s assets and liabilities. Changes in the estimated fair values of the net assets as compared with the information presented in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact C&N’s statements of income due to adjustments in amortization of the adjusted assets and liabilities. Also, any adjustments to Monument’s stockholders’ equity will change the purchase price allocation, which may result in an adjustment to the amount of goodwill recorded. The final adjustments may vary materially from the adjustments reflected in the unaudited pro forma financial information herein.

C&N’s management estimates $3.9 million of pre-tax merger-related expenses will be incurred, including $327,000 in 2018, $311,000 in the first quarter 2019 and the rest over the final three quarters of 2019. Estimated merger-related expenses include severance and employee retention expenses, system conversion costs, professional fees and other expenses. These estimated merger-related expenses are excluded from the unaudited pro forma combined condensed consolidated statements of income presented herein. C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the unaudited pro forma combined condensed consolidated statements of income presented herein do not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with C&N’s historical consolidated financial information and related notes, which are contained in C&N’s 10-Q for the quarter ended March 31, 2019, and Monument’s audited financial statements for the year ended December 31, 2018 and unaudited financial statements for the three months ended March 31, 2019, which appear elsewhere in this document.

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Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of March 31, 2019

	C&N	Monument	Pro Forma	Pro Forma	Note
(In Thousands)	Historical	Historical	Adjustments	Combined	Reference
ASSETS
Cash and due from banks:
Noninterest-bearing	$20,667	$2,869		$23,536
Interest-bearing and federal funds sold	23,335	5,051		28,386
Total cash and due from banks	44,002	7,920	0	51,922
Held-to-maturity securities	0	1,250		1,250
Available-for-sale debt securities, at fair value	357,646	93,770	(10,167)	441,249	(1)
Marketable equity security	962	0		962

Loans receivable	825,392	263,104	(2,815)	1,085,681
Allowance for loan losses	(8,256)	(2,815)	2,815	(8,256)
Loans, net	817,136	260,289	0	1,077,425	(2)

Bank-owned life insurance	18,331	0		18,331
Accrued interest receivable	4,270	1,593		5,863
Bank premises and equipment, net	14,663	2,395		17,058
Foreclosed assets held for sale	1,875	1,064		2,939
Deferred tax asset, net	2,696	597	(413)	2,880	(3)
Intangible asset - Core deposit intangibles	7	0	1,461	1,468	(4)
Intangible asset - Goodwill	11,942	0	14,790	26,732	(5)
Other assets	16,470	6,922		23,392
TOTAL ASSETS	$1,290,000	$375,800	$5,671	$1,671,471

LIABILITIES
Deposits:
Noninterest-bearing	$274,759	$22,284		$297,043
Interest-bearing	765,152	201,476	(457)	966,171	(6)
Total deposits	1,039,911	223,760	(457)	1,263,214
Borrowed funds	37,976	111,707	(139)	149,544	(7)
Subordinated debt	0	12,287	88	12,375	(8)
Other liabilities	9,986	1,340		11,326
TOTAL LIABILITIES	1,087,873	349,094	(508)	1,436,459
TOTAL STOCKHOLDERS' EQUITY	202,127	26,706	6,179	235,012	(9)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,290,000	$375,800	$5,671	$1,671,471

The accompany notes are an integral part of these unaudited financial statements.

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Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets

(1) The pro forma reduction in available-for-sale securities reflects the assumption that securities would be sold, with no realized gain or loss, and the proceeds used to fund the cash portion of the merger consideration ($9.8 million) and estimated net additional Monument expenses including professional fees based on successful completion of the merger, additional Pennsylvania bank shares tax and income tax benefits associated with stock options triggered by the merger (net of $0.4 million).

(2) The pro forma estimate that the fair value of Monument’s loans would equal their carrying value, net of the allowance for loan losses, as of March 31, 2019, is based on a preliminary analysis. C&N is in the process of updating this analysis of the fair value of loans as of the merger completion date, including updated assessments of credit quality and the impact of changes in interest rates.

(3) The pro forma adjustment to the carrying value of the net deferred tax asset results from the fair value adjustments to the carrying values of core deposit intangible assets, deposits, borrowed funds and subordinated debt, as described herein, assuming a tax rate of 21%.

(4) C&N’s estimate of the fair value of the core deposit intangible was determined based on financial, economic market and other conditions as of the merger date.

(5) The pro forma amount of goodwill recorded from the merger is calculated as the fair value of consideration paid by C&N, less amounts allocated to fair value of assets acquired and liabilities assumed, summarized as follows (in thousands):

Estimated transaction value		$42,652
Monument's stockholders' equity at March 31, 2019	26,706
Purchase accounting adjustments:
Core deposit intangibles	1,461
Deposits	457
Borrowed funds	139
Subordinated debt	(88)
	1,969
Adjustment to net deferred tax asset	(413)
	1,556
Monument's estimated merger-related expenses, net	(400)
Monument's stockholders' equity, as adjusted		27,862
Estimated allocation to goodwill		$14,790

(6) The pro forma adjustment to deposits reflects differences in interest rates, based on comparison of rates on Monument’s time deposits to recent market rates as of the merger date for terms corresponding with the maturity dates of Monument’s time deposits.

(7) The pro forma adjustment to borrowed funds reflects differences in interest rates, based on comparison of rates on Monument’s advances from the Federal Home Loan Bank of Pittsburgh (FHLB) to current FHLB rates as of the merger date for terms corresponding with the maturity dates of Monument’s advances.

(8) The pro forma adjustment to subordinated debt reflects differences in interest rates, based on comparison of rates on Monument’s subordinated debt issuances with the rates on recent issuances of subordinated debt of comparable size by other similar-sized banking companies.

(9) The pro forma adjustment to stockholders’ equity includes the estimated value of equity-based merger consideration issued by C&N ($32.9 million), reduced by the elimination of Monument’s stockholders’ equity ($26.7 million).

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Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2018

	C&N	Monument	Pro Forma	Pro Forma	Note
(Dollars In Thousands, Except Per Share Data)	Historical	Historical	Adjustments	Combined	Reference
INTEREST INCOME
Interest and fees on loans	$40,909	$11,880		$52,789
Interest and dividend income on securities	8,990	2,590	(273)	11,307	(1)
Other interest income	429	379		808
Total interest and dividend income	50,328	14,849	(273)	64,904
INTEREST EXPENSE
Interest on deposits	3,702	3,212	457	7,371	(2)
Interest on borrowed funds and subordinated debt	923	2,092	109	3,124	(3)
Total interest expense	4,625	5,304	566	10,495
Net interest income	45,703	9,545	(839)	54,409
Provision for loan losses	584	476		1,060
Net interest income after provision for loan losses	45,119	9,069	(839)	53,349
NONINTEREST INCOME
Trust and financial management revenue	5,838	0		5,838
Brokerage revenue	1,018	0		1,018
Service charges on deposit accounts	5,171	22		5,193
Interchange revenue from debit card transactions	2,546	0		2,546
Net gains from sale of loans	682	9		691
Increase in cash surrender value of life insurance	394	0		394
Other noninterest income	2,948	84		3,032
Sub-total	18,597	115	0	18,712
Gain on restricted equity security	2,321	0		2,321
Realized (losses) gains on available-for-sale debt
securities, net	(288)	730		442
Total noninterest income	20,630	845	0	21,475
NONINTEREST EXPENSE
Compensation and employee benefits	22,450	3,747		26,197
Occupancy and equipment expense	3,693	370		4,063
Data processing expenses	2,750	561		3,311
Pennsylvania shares tax	1,318	189		1,507
Professional fees	1,140	521		1,661
Other noninterest expense	8,135	1,753	286	10,174	(4)
Total noninterest expense	39,486	7,141	286	46,913
Income before income tax provision	26,263	2,773	(1,125)	27,911
Income tax provision	4,250	461	(236)	4,475	(5)
NET INCOME	$22,013	$2,312	$(889)	$23,436
EARNINGS PER COMMON SHARE - BASIC	$1.79	$1.50		$1.73
EARNINGS PER COMMON SHARE - DILUTED	$1.79	$1.48		$1.72

Weighted-average Shares Outstanding:
Basic	12,219,209	1,538,874	(259,049)	13,499,034	(6)
Diluted	12,257,368	1,562,139	(282,314)	13,537,193	(6)

Net Income Attributable to Common Shares	$21,903	$2,312	$(889)	$23,326

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2019

	C&N	Monument	Pro Forma	Pro Forma	Note
(Dollars In Thousands, Except Per Share Data)	Historical	Historical	Adjustments	Combined	Reference
INTEREST INCOME
Interest and fees on loans	$10,512	$3,127		$13,639
Interest and dividend income on securities	2,434	837	(73)	3,198	(1)
Other interest income	119	120		239
Total interest and dividend income	13,065	4,084	(73)	17,076
INTEREST EXPENSE
Interest on deposits	1,053	933		1,986
Interest on borrowed funds and subordinated debt	297	834	(7)	1,124	(3)
Total interest expense	1,350	1,767	(7)	3,110
Net interest income	11,715	2,317	(66)	13,966
(Credit) provision for loan losses	(957)	45		(912)
Net interest income after (credit) provision for loan losses	12,672	2,272	(66)	14,878
NONINTEREST INCOME
Trust and financial management revenue	1,360	0		1,360
Brokerage revenue	307	0		307
Service charges on deposit accounts	1,250	3		1,253
Interchange revenue from debit card transactions	643	0		643
Net gains from sale of loans	87	0		87
Increase in cash surrender value of life insurance	92	0		92
Other noninterest income	667	13		680
Total noninterest income	4,406	16	0	4,422
NONINTEREST EXPENSE
Compensation and employee benefits	6,111	1,051		7,162
Occupancy and equipment expense	958	89		1,047
Data processing expenses	803	142		945
Pennsylvania shares tax	347	59		406
Professional fees	424	80		504
Other noninterest expense	2,364	243	59	2,666	(4)
Total noninterest expense	11,007	1,664	59	12,730
Income before income tax provision	6,071	624	(125)	6,570
Income tax provision	981	132	(26)	1,087	(5)
NET INCOME	$5,090	$492	$(99)	$5,483
EARNINGS PER COMMON SHARE - BASIC	$0.41	$0.31		$0.40
EARNINGS PER COMMON SHARE - DILUTED	$0.41	$0.31		$0.40

Weighted-average Shares Outstanding:
Basic	12,308,862	1,565,013	(285,188)	13,588,687	(6)
Diluted	12,334,307	1,594,726	(314,901)	13,614,132	(6)

Net Income Attributable to Common Shares	$5,063	$492	$(99)	$5,456

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(1)	The pro forma adjustment to income on securities is based on the pro forma reduction in the carrying value of available-for-sale debt securities (described in the unaudited pro forma consolidated balance sheets). The pro forma reduction in interest income is calculated using C&N’s fully taxable equivalent yields on available-for-sale debt securities of 2.69% for the year ended December 31, 2018 and 2.89% for the three months ended March 31, 2019.

(2)	The pro forma adjustment to interest expense on deposits reflects differences in interest rates, based on comparison of rates on Monument’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of Monument’s time deposits. This fair value adjustment is amortized into interest expense over the estimated useful life of the applicable time deposits, which is approximately 1 year.

(3)	The pro forma adjustment to interest expense on borrowed funds and subordinated debt includes differences attributable to interest rates, based on comparison of rates on Monument’s advances from the FHLB to current FHLB rates as of the merger date for terms corresponding to the maturity dates of Monument’s advances. This fair value adjustment is amortized into interest expense over the estimated useful life of the applicable advances, which is less than 1 year. This pro forma adjustment also includes differences attributable to interest rates, based on comparison of rates on Monument’s subordinated debt issuances with the rates on recent issuances of subordinated debt of comparable size by other similar-sized banking companies, amortizable over the remaining term of approximately 8 years.

(4)	The pro forma adjustment to noninterest expense reflects amortization of the core deposit intangible asset. Amortization of the core deposit intangible asset is based on the estimated useful life of each applicable category of core deposit – checking, savings and money market deposits – with amortization for each category based on accelerated methods consistent with account run-off assumptions.

(5)	The pro forma adjustments to the income tax provision reflect an assumed tax rate of 21%.

(6)	Represents additional shares issued by C&N, net of Monument shares exchanged, in the merger.

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